AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

This Amendment No. 6 made and entered into as of May 1, 2017, to that certain Participation Agreement dated February 1, 2007, as amended (the “Agreement”), by and among TRANSAMERICA LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each segregated account of the Company that is party to the Agreement (each, an “Account”), DEUTSCHE VARIABLE SERIES I, DEUTSCHE VARIABLE SERIES II, and DEUTSCHE INVESTMENTS VIT FUNDS (each, a “Fund”), DeAWM DISTRIBUTORS, INC. (the “Underwriter”) and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the “Adviser”) (collectively, the “Parties”).

WHEREAS, the Parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Parties hereto agree as follows:

1.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: As of May 1, 2017

TRANSAMERICA LIFE INSURANCE COMPANY		DEUTSCHE INVESTMENTS VIT FUNDS

By:	/s/ Eric Martin	By:	/s/ Brian Binder
Name:	Eric Martin	Name:	Brian Binder
Title:	Vice President	Title:	President

DeAWM DISTRIBUTORS, INC.		DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By:	/s/ JJ Wilczewski
Name:	JJ Wilczewski	By:	/s/ JJ Wilczewski
Title:	Managing Director	Name:	JJ Wilczewski
		Title:	Managing Director

By:	/s/ Nicole Grogan
Name:	Nicole Grogan	By:	/s/ Brian Binder
Title:	Managing Director	Name:	Brian Binder
		Title:	Managing

DEUTSCHE VARIABLE SERIES II		DEUTSCHE VARIABLE SERIES I

By:	/s/ Brian Binder	By:	/s/ Brian Binder
Name:	Brian Binder	Name:	Brian Binder
Title:	President	Title:	President

Schedule B

Revised as of May 1, 2017

DESIGNATED PORTFOLIOS AND CLASSES THEREOF

Deutsche Variable Series I – Class A	Deutsche Variable Series II – Class A	Deutsche Investment VIT Funds – Class A
Deutsche Bond VIP	Deutsche Alternative Asset Allocation VIP	Deutsche Equity 500 Index VIP

Deutsche Capital Growth VIP	Deutsche Global Income Builder VIP	Deutsche Small Cap Index VIP

Deutsche Global Small Cap VIP	Deutsche Global Equity VIP

Deutsche Core Equity VIP	Deutsche Global Growth VIP

Deutsche CROCI® International VIP	Deutsche Government & Agency Securities VIP

Deutsche Government Money Market VIP

Deutsche High Income VIP

Deutsche CROCI U.S. VIP

Deutsche Small Mid Cap Growth VIP

Deutsche Small Mid Cap Value VIP

Deutsche Unconstrained Income VIP

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